SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                            Form 8-K/Amendment No. 1



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2001




                             NBG RADIO NETWORK, INC.
             (Exact name of registrant as specified in its charter)



                                     Nevada
               ---------------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-24075                                          88-0362102
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


             520 SW Sixth Avenue, Suite 750, Portland, Oregon 97204
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (503) 802-4624
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On June 29, 2001 NBG Radio Network, Inc. ("NBG") completed its acquisition (the "Acquisition") of Glenn Fisher Entertainment Corporation, a California corporation ("Fisher Entertainment"). The Acquisition was made pursuant to a Stock Purchase Agreement dated October 25, 2000, as amended (the "Agreement"), among NBG, Fisher Entertainment, and Glenn Fisher.

NBG acquired Fisher Entertainment by purchasing the outstanding stock held by its founder and sole shareholder, Glenn Fisher, for approximately $5.3 million in cash. The amount and terms of the consideration were determined through arms-length negotiations among the parties. The acquisition was financed through a $6.2 million credit facility with MCG Finance Corporation. The credit facility is secured by all of the assets of NBG - including the stock of NBG's subsidiaries - and is structured to allow for the possibility of an additional $10 million in funding to finance future strategic acquisitions.

Fisher Entertainment is engaged in the business of creating, producing and distributing syndicated radio programs and services and affiliating radio stations and providing related products and services. The assets of Fisher Entertainment include advertising rights, radio syndication rights, employment contracts, and a sound record. The Acquisition also includes certain physical property used by Fisher Entertainment in the operation of its business. NBG intends that Fisher Entertainment continue to use the physical property in the operation of its business.

Glenn Fisher will hold no formal management position with NBG or Fisher Entertainment, but has signed a three-year exclusive consulting contract with Fisher Entertainment.

The foregoing summary of the provisions of the Agreement is qualified by: (1) the Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference, and (2) the press release issued with respect to the Acquisition, a copy of which is attached as Exhibit 99.1 and which is incorporated herein by reference.

Item 7  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

The following financial statements of Glenn Fisher Entertainment Corporation called for by this Item 7 (a) are included in this report beginning immediately following the signature page:

         Balance Sheets as of December 2000 and 1999 and unaudited Balance Sheet as of June 30, 2001

         Statements of Income for the years ended December 31, 2000 and 1999, and for the six-month periods ended June 30, 2001 and 2000 (unaudited)

         Statements of Stockholder's Equity for the years ended December 31, 2000 and 1999, and for the six-month periods ended June 30, 2001 and 2000 (unaudited)

         Statements of Cash Flows for the years ended December 31, 2000 and 1999, and for the six-month period ended June 30, 2001 (unaudited)

         Notes to Financial Statements

         Independent Auditor's Report

(b)      Pro forma financial information.

The following pro forma financial information called for by this Item 7(b) is included in this report immediately following the financial statements of Glenn Fisher Entertainment Corporation called for by Item 7(a):

         Unaudited Pro Forma Combined Balance Sheet as of May 31, 2001

         Unaudited Pro Forma Combined Statement of Income (Loss) for the Six Months Ended May 31, 2001.

         Unaudited Pro Forma Combined Statement of Income (Loss) for the Year Ended November 30, 2000

         Notes to Unaudited Pro Forma Combined Financial Statements

(c)      Exhibits.

         2.1 Stock Purchase Agreement dated October 6, 2000 among NBG Radio Network, Inc., Glen Fisher Entertainment Corporation, and Glen Fisher (including First Amendment to Stock Purchase Agreement dated October 25, 2000 and Sixth Amendment to Stock Purchase Agreement dated June 29, 2001) (Filed as Exhibit 2.1 to Form 8-K filed on July 13, 2001.


         99.1  Press Release (Filed as Exhibit 99.1 to Form 8-K filed July 10,
               2001).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NBG RADIO NETWORK, INC.
                                            (Registrant)


Date:  September 14, 2001                  By: /s/John J. Brumfield
                                               ---------------------------------
                                                 John J. Brumfield
                                                 Chief Financial Officer and
                                                 Vice President, Finance

                     GLENN FISHER ENTERTAINMENT COPPORATION
                                 BALANCE SHEETS


                                                     ASSETS

                                                                June 30,                 December 31,
                                                                              ------------------------------------
                                                                  2001              2000               1999
                                                            ----------------- ------------------ -----------------
                                                               (unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                    $   26,736         $        -        $        -
     Accounts receivable                                               7,000             32,820           385,886
     Contracts receivable                                            686,500          1,973,500         1,086,562
                                                            ----------------- ------------------ -----------------

            Total current assets                                     720,236          2,006,320         1,472,448
                                                            ----------------- ------------------ -----------------

OFFICE EQUIPMENT, net of accumulated
     depreciation and amortization                                    13,051             19,051            31,224
                                                            ----------------- ------------------ -----------------

            Total assets                                          $  733,287         $2,025,371        $1,503,672
                                                            ================= ================== =================

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
     Checks issued in excess of bank                              $        -         $    4,831        $    8,343
        balance
     Accounts payable                                                 35,739             11,459             6,487
     Accrued liabilities                                              42,000            112,830           109,410
     Deferred revenue                                                686,500          1,973,500         1,086,562
                                                            ----------------- ------------------ -----------------

            Total current liabilities                                764,239          2,102,620         1,210,802
                                                            ----------------- ------------------ -----------------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDER'S EQUITY (DEFICIT)
     Common stock, no par value; 1,000
        shares authorized; 1,000 shares
        issued and outstanding                                        59,194             59,194            59,194
     Retained earnings (deficit)                                     (90,146)          (136,443)          233,676
                                                            ----------------- ------------------ -----------------

            Total stockholder's equity
               (deficit)                                             (30,952)           (77,249)          292,870
                                                            ----------------- ------------------ -----------------

            Total liabilities and stock-
               holder's equity (deficit)                          $  733,287         $2,025,371        $1,503,672
                                                            ================= ================== =================


See accompanying notes.

                     GLENN FISHER ENTERTAINMENT CORPORATION
                              STATEMENTS OF INCOME


                                          Six months ended
                                              June 30,              Year ended December 31,
                                    -----------------------------------------------------------
                                         2001           2000           2000           1999
                                    -------------- -------------- -------------- --------------
                                             (unaudited)

REVENUES                               $1,311,225      $ 867,055     $1,961,500     $1,633,856

DIRECT COSTS                              844,541        599,233      1,359,587        811,059
                                    -------------- -------------- -------------- --------------

GROSS MARGIN                              466,684        267,822        601,913        822,797
                                    -------------- -------------- -------------- --------------

GENERAL AND ADMINISTRATIVE
    EXPENSES
    Advertising                            17,777         51,257         90,301         61,950
    Wages and employee benefits            59,669         45,735         83,672        105,428
    Travel and entertainment               38,165         31,857         59,835         55,274
    Telephone and Internet costs            8,836         12,092         40,057         18,432
    Consulting and professional            12,162         11,724         20,571         24,190
    Rent                                    8,156          6,158         15,133         13,470
    Depreciation and amortization           6,000          5,733         12,173         11,836
    Office supplies                         3,174          4,167          7,129          8,529
    Other expenses                         16,113          4,917         17,736          4,440
                                    -------------- -------------- -------------- --------------
          Total general and
             administrative
             expenses                     170,052        173,641        346,607        303,549
                                    -------------- -------------- -------------- --------------

Net income                               $296,632        $94,181       $255,306       $519,248
                                    ============== ============== ============== ==============


See accompanying notes.

                     GLENN FISHER ENTERTAINMENT CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY


                                                                          Retained             Total
                                              Common Stock                Earnings         Stockholder's
                                     -------------------------------
                                        Shares           Amount           (Deficit)            Equity
                                     --------------   --------------    --------------    -----------------
BALANCE,
     December 31, 1998                       1,000           59,194            80,409              139,603

Net income                                       -                -           519,248              519,248

Distributions                                    -                -          (365,981)            (365,981)
                                     --------------   --------------    --------------    -----------------

BALANCE,
     December 31, 1999                       1,000         $ 59,194         $ 233,676            $ 292,870

Net income                                       -                -           255,306              255,306

Distributions                                    -                -          (625,425)            (625,425)
                                     --------------   --------------    --------------    -----------------

BALANCE,
     December 31, 2000                       1,000         $ 59,194         $(136,443)           $ (77,249)

Net income                                       -                -           296,632              296,632

Distributions                                    -                -          (250,335)            (250,335)
                                     --------------   --------------    --------------    -----------------

BALANCE,
     June 30, 2001
     (unaudited)                             1,000         $ 59,194         $ (90,146)           $ (30,952)
                                     ==============   ==============    ==============    =================


See accompanying notes.

                     GLENN FISHER ENTERTAINMENT CORPORATION
                            STATEMENTS OF CASH FLOWS



                                                 Six months ended
                                                     June 30,             Year ended December 31,
                                            ---------------------------- ---------------------------
                                                 2001           2000         2000          1999
                                            -------------- ------------- ------------ --------------
                                                     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                   $296,632      $ 94,181     $255,306       $519,248
    Adjustments to reconcile net
          income to cash from
          operating activities:
       Depreciation and amortization                6,000         5,600       12,173         11,836
    Changes in assets and liabilities:
       Accounts receivable                         25,820       369,787      353,066       (266,291)
       Contracts receivable                     1,287,000       714,372     (886,938)    (1,086,562)
       Accounts payable and checks
          issued in excess of bank
          balance                                  19,449        (1,413)       1,460          9,228
       Accrued liabilities                        (70,830)      (96,410)       3,420         83,432
       Deferred revenue                        (1,287,000)     (714,372)     886,938      1,086,562
                                            -------------- ------------- ------------ --------------

              Net cash from operating
                  activities                      277,071       371,745      625,425        357,453
                                            -------------- ------------- ------------ --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of office equipment                     -             -            -         (1,982)
                                            -------------- ------------- ------------ --------------

              Net cash from investing
                  activities                            -             -            -         (1,982)
                                            -------------- ------------- ------------ --------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to stockholder                 (250,335)     (356,607)    (625,425)      (365,981)
                                            -------------- ------------- ------------ --------------

              Net cash from financing
                  activities                     (250,335)     (356,607)    (625,425)      (365,981)
                                            -------------- ------------- ------------ --------------

NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                           26,736        15,138            -        (10,510)

CASH, beginning of period                               -             -            -         10,510
                                            -------------- ------------- ------------ --------------

CASH, end of period                              $ 26,736      $ 15,138     $      -       $      -
                                            ============== ============= ============ ==============


See accompanying notes.

                     GLENN FISHER ENTERTAINMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1       - ORGANIZATION AND BUSINESS ACTIVITY

Glenn Fisher Entertainment Corporation (the Company) was organized as an S Corporation under the laws of the state of California on January 3, 1997. The Company has been involved in the acquisition, creation, and syndication of national radio programming.

Substantially all operations of the Company are conducted from the Company's headquarters in Santa Cruz, California. The Company employs radio show personalities who broadcast from Los Angeles, California, Detroit, Michigan, and Portland, Oregon. The Company's customers are located throughout the United States; however, four customers in 1999 and three customers in 2000 accounted for substantially all of the revenue and accounts receivables as of and for the years then ended.


NOTE 2       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates and assumptions - Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Office equipment - Office equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. Depreciation and amortization expenses for the years ending December 31, 2000 and 1999, were $12,173 and $11,836, respectively.

Revenue recognition - The Company recognizes revenue from the sale of advertising rights when sales representatives fulfill their commitment to provide radio advertising during secured time periods, or when sales representatives make an unconditional and nonrefundable commitment to purchase advertising rights. The Company recognizes revenue from the performance of radio syndication when there are no further performance obligations and no right of refund exists.

Significant customer and concentrations of credit risk - Approximately 87% of the Company's 2000 revenues were from one customer, NBG Radio Network, Inc.

Income taxes - For federal and state purposes, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the financial statements do not include a provision for federal or state income taxes because the Company does not incur federal or state income taxes. Instead, such earnings and losses are included in the stockholder's personal income tax returns and are taxed based on his personal tax returns.

Marketing and advertising costs - All costs relating to marketing and advertising are expensed in the year incurred. Amounts expensed for the years ended December 31, 2000 and 1999, were $90,301 and $61,950, respectively.

NOTE 3       - CONTRACT REVENUES

Sales representative agreements - The Company has entered into employment and syndication agreements with radio program personalities or producers which allow it to distribute and syndicate their programs. With respect to these agreements, the Company also entered into several contracts with sales representatives through which the representatives obtained advertising for these nationally syndicated radio and talk radio programs, and received rights to sell advertising for bartered time obtained in exchange for a daily prep sheet service. Each of the sales representative agreements, which extend from 12 to 18 months, provides for at least monthly payments from the sales representative to the Company and for the sharing of revenues that exceed established, aggregate monthly amounts for the radio programs. During 1999, the sales representatives did not meet the levels for advertising sales that required revenue sharing and, therefore, the Company did not receive any revenue sharing payments, which range from 50% to 75%, for the year ended December 31, 1999. During 2000, the Company received approximately $75,000 in revenue sharing payments for one program.

When sales representative agreements are entered into, the Company records an asset and liability for noncancellable agreements that have a determinable amount (typically contracts with fixed payments). Agreements based solely upon a percentage share of revenues generated from advertising on a show are not determinable and, therefore, not recorded. At December 31, 2000 and 1999, the contracts receivable and deferred revenue balances, which represents noncancellable commitments from a single third-party to buy advertising time from the Company, were $1,973,500 and $1,086,562, respectively.

Subsequent to December 31, 2000, the Company renewed its existing sales representative agreements and entered into additional representation agreements with substantially similar terms and conditions as all prior contracts.


NOTE 4       - PROGRAM CONTRACT OBLIGATIONS

Employment agreements - The Company has entered into employment agreements with several talk radio program personalities. Each of the employment agreements, which extend from four to nine years, provide for an annual salary paid biweekly and profit sharing payments, which range from 25% to 50%. The Company did not meet profit levels for advertising revenues that required profit sharing and, therefore, did not make any profit sharing payments for the year ended December 31, 1999. The Company recognized profit sharing expenses of approximately $37,000 for the year ended December 31, 2000. Further, the Company has the right to terminate any and all employment agreements without cause. Expenses related to the employment agreements, which have been recorded as direct costs, were $340,887 and $156,433 for the years ended December 31, 2000 and 1999, respectively.

Subsequent to December 31, 2000, the Company entered into an additional employment agreement with substantially similar terms and conditions as all prior employment agreements, and terminated an employment agreement with an individual.

Production agreements - During 2000 and 1999, the Company entered into production agreements with two radio stations for separate radio programs. The agreements provide that, in exchange for the exclusive right to broadcast the programs, the radio stations will assist in production of the program, except for satellite costs, and provide four minutes of advertising time when the radio program is aired. One production agreement also requires a revenue sharing payment to the radio station of 10% of gross receipts. Production costs associated with the production agreements did not exceed $100,000 in either 2000 or 1999. Overall production costs, including satellite time, for the years ended December 31, 2000 and 1999, were $334,047 and $195,834, respectively.

NOTE 4       - PROGRAM CONTRACT OBLIGATIONS - (continued)

Syndication agreements - The Company has also entered into syndication agreements with several radio programs and a daily prep sheet service. Each of the syndication agreements, which extend from three years to indefinitely, generally provide for the Company to pay normal distribution, advertising, and syndication costs related to the radio programs, and for sharing 25% to 75% of revenues received by the Company from its sales representative. Certain syndication agreements require the Company to pay travel expenses related to promotion, provide satellite time, and provide minimum monthly advances against future collections of revenue by the Company. The Company is obligated to provide either distribution or satellite time. In addition, the Company will provide minimum monthly advances as follows:

        Years ending December 31,         2001            $ 132,000
                                          2002               99,000
                                          2003               84,000
                                          2004               96,000
                                          2005               96,000
                                          2006               56,000
                                                          ----------
                                                          $ 563,000
                                                          ==========

Syndication costs, recorded in the accompanying financial statements as direct costs, excluding satellite time, totaled $684,653 and $458,792 for the years ended December 31, 2000 and 1999, respectively.

Subsequent to December 31, 2000, the Company entered into additional syndication agreements with substantially similar terms and conditions as all prior agreements.

Station relations contracts - The Company has existing contracts to provide radio station clearance and station relations duties for specified radio programs. In consideration for providing the service, the Company receives a percentage of adjusted gross receipts (adjusted for advertising agency commissions) ranging from 5% - 15%.

Subsequent to December 31, 1999, all station relations contracts either expired or were terminated.


NOTE 5       - COMMITMENTS AND CONTINGENCIES

Lease commitments - The Company leases its office space on a month-to-month basis for approximately $12,000 per year.

Legal contingencies - The Company may become involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, there are no current matters expected to have a material adverse effect on the financial condition of the Company.


NOTE 6       - SALE OF COMPANY TO NBG RADIO NETWORK, INC.

During June 2001, the Company completed negotiations to be acquired by NBG Radio Network, Inc. (NBG), a company involved in the acquisition, creation, and syndication of national radio programming and music production and distribution. Prior to the acquisition, NBG was the primary sales representative for the Company. In exchange for all of the outstanding common shares of the Company, the sole stockholder received $5,000,000 and entered into a three-year consulting agreement with NBG. The sole stockholder also became entitled to receive up to $400,000 from NBG for certain tax related matters.

INDEPENDENT AUDITOR'S REPORT


To the Stockholder
Glenn Fisher Entertainment Corporation


We have audited the accompanying balance sheets of Glenn Fisher Entertainment Corporation as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ MOSS ADAMS LLP



Portland, Oregon
July 13, 2001

NBG RADIO NETWORK, INC. PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited combined financial information for NBG give effect to the acquisition of GFEC as well as the receipt and disbursement of proceeds from the $6.2 million credit facility with MCG Finance Corporation.

The pro forma combined balance sheet was prepared as if the acquisition had occurred prior to November 30, 2000. The pro forma statements of income (loss) were prepared as if the acquisition had occurred prior to the beginning of the periods presented.

The pro forma combined balance sheet and statements of income (loss) are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the acquisition actually occurred on the dates indicated. The pro forma combined balance sheet and statements of income
(loss) should be read in conjunction with the notes to the unaudited pro forma combined financial statements.






































                                      F-8a

                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF MAY 31, 2001
                                                        HISTORICAL
                                              --------------------------------
                                                                GLENN FISHER     ADJUSTMENTS
                                                 NBG RADIO      ENTERTAINMENT     RELATED TO          PRO FORMA
                                               NETWORK, INC.     CORPORATION      ACQUISITION          COMBINED
                                              --------------- ---------------- ----------------    ---------------
                                     ASSETS
CURRENT ASSETS
    Cash and cash equivalents                       $548,832         $ 26,736      $ 6,200,000 (B)    $ 1,191,868
    Accounts receivable, net of allowance                                           (5,583,700)(B)
       of doubtful accounts of $60,000             4,766,063            7,000                -          4,773,063
    Unbilled receivables                             152,865                -                -            152,865
    Note receivable                                  167,200                -                -            167,200
    Related-party receivables                          5,790                -                -              5,790
    Barter exchange receivables                       81,880                -                -             81,880
    Prepaids and other current assets                457,539                -         (300,000)(A)        157,539
    Contract receivables                                   -          686,500         (686,500)(C)              -
    Sales representation agreements, net
       of accumulated amortization                 2,243,920                -       (1,653,228)(C)        590,692
                                              --------------- ---------------- ----------------    ---------------
          Total current assets                     8,424,089          720,236       (2,023,428)         7,120,897
                                              --------------- ---------------- ----------------    ---------------
PROPERTY AND EQUIPMENT, net of
    accumulated depreciation                         170,482           13,051                -            183,533
OTHER ASSETS                                               -                -          150,000 (B)        150,000
IDENTIFIABLE INTANGIBLES, net of
    amortization                                     160,243                -        1,518,688 (A)      1,199,415
                                                                                      (479,516)(A)
GOODWILL                                             903,203                         3,792,689 (A)      5,048,064
                                                                                       728,978 (C)
                                                                                      (376,806)(A)
                                              --------------- ---------------- ----------------    ---------------
          Total assets                            $9,658,017        $ 733,287      $ 3,310,605        $13,701,909
                                              =============== ================ ================    ===============
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Line of credit                                  $500,000              $ -        $(500,000)(B)            $ -
    Accounts payable                                 536,490           35,739                -            572,229
    Accrued interest                                       -                -          375,560 (B)        375,560
    Accrued liabilities                                3,216           42,000          280,425 (A)        419,641
                                                                                        94,000 (E)
    Deferred revenue                                       -          686,500         (686,500)(C)              -
    Sales representation agreement
       liabilities                                 1,751,915                -         (924,250)(C)        827,665
                                              --------------- ---------------- ----------------    ---------------
          Total current liabilities                2,791,621          764,239       (1,360,765)         2,195,095
                                              --------------- ---------------- ----------------    ---------------
OTHER LIABILITIES
    Long-term debt                                         -                -        6,200,000 (B)      4,216,768
                                                                                    (2,150,000)(B)
                                                                                       166,768 (B)
    Deferred interest                                      -                -           97,199 (B)         97,199
                                              --------------- ---------------- ----------------    ---------------
          Total other liabilities                          -                -        4,313,967          4,313,967
                                              --------------- ---------------- ----------------    ---------------
STOCKHOLDERS' EQUITY
    Preferred stock                                        -                -                -                  -
    Common stock                                      14,322           59,194          (59,194)(A)         14,322
    Additional paid-in capital                     9,016,881                -        2,150,000 (B)     11,166,881
    Retained deficit                              (1,937,267)         (90,146)          90,146 (A)     (3,760,816)
                                                                                    (1,823,549)
    Stock subscription receivable                   (227,540)               -                -           (227,540)
                                              --------------- ---------------- ----------------    ---------------
          Total stockholders' equity               6,866,396          (30,952)         357,403          7,192,847
                                              --------------- ---------------- ----------------    ---------------
          Total liabilities and
             stockholders' equity                 $9,658,017        $ 733,287      $ 3,310,605        $13,701,909
                                              =============== ================ ================    ===============

             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                      FOR THE SIX MONTHS ENDED MAY 31, 2001

                                                                      HISTORICAL
                                                    --------------------------------
                                                                      GLENN FISHER     ADJUSTMENTS
                                                       NBG RADIO      ENTERTAINMENT    RELATED TO          PRO FORMA
                                                     NETWORK, INC.    CORPORATION      ACQUISITION          COMBINED
                                                    ---------------- --------------- ----------------    ---------------
REVENUES
    Advertising income                                  $ 6,149,719     $ 1,311,225      $(1,287,000)(C)    $ 6,173,944
    Kiosk income                                            522,184               -                -            522,184
    Interest income                                           4,118               -                -              4,118
                                                    ---------------- --------------- ----------------    ---------------
             Total revenues                               6,676,021       1,311,225       (1,287,000)         6,700,246

DIRECT COSTS                                              4,885,516         844,541       (1,287,000)(C)      4,443,057
                                                    ---------------- --------------- ----------------    ---------------
GROSS MARGIN                                              1,790,505         466,684                -          2,257,189
                                                    ---------------- --------------- ----------------    ---------------

GENERAL AND ADMINISTRATIVE EXPENSES
    Wages and employee benefits                           1,547,228          59,669           94,000 (E)      1,700,897
    Travel and entertainment                                172,779          38,165                -            210,944
    Consulting and professional                             503,624          12,162          233,700 (D)        749,486
    Advertising                                              23,107          17,777                -             40,884
    Depreciation and amortization                           215,164           6,000          856,322 (A)      1,077,486
    Postage and printing                                     61,666               -                -             61,666
    Rent                                                     46,952           8,156                -             55,108
    Interest                                                 20,678               -          639,527 (B)        660,205
    Office supplies                                          33,049           3,174                -             36,223
    Telephone                                                52,864           8,836                -             61,700
    Other expenses                                          127,735          16,113                -            143,848
                                                    ---------------- --------------- ----------------    ---------------
          Total general and administrative
             expenses                                     2,804,846         170,052        1,823,549          4,798,477
                                                    ---------------- --------------- ----------------    ---------------
Net income (loss) before provision for income taxes      (1,014,341)        296,632       (1,823,549)        (2,541,258)

Provision for income taxes                                        -               -                -                  -
                                                    ---------------- --------------- ----------------    ---------------

Net income (loss)                                       $(1,014,341)    $   296,632      $(1,823,549)       $(2,541,258)
                                                    ================ =============== ================    ===============
Basic and diluted income (loss) per share
    of common stock                                     $     (0.08)    $    296.63      $         -        $     (0.19)
                                                    ================ =============== ================    ===============
Weighted average number of shares outstanding            13,500,106           1,000                -         13,500,106
                                                    ================ =============== ================    ===============

             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                      FOR THE YEAR ENDED NOVEMBER 30, 2000

                                                                  HISTORICAL
                                                       ---------------------------------
                                                                          GLENN FISHER      ADJUSTMENTS
                                                          NBG RADIO       ENTERTAINMENT     RELATED TO         PRO FORMA
                                                         NETWORK, INC.     CORPORATION      ACQUISITION       COMBINED
                                                       ----------------- --------------- --------------    ---------------
REVENUES
    Advertising income                                      $11,152,185     $ 1,961,500    $(1,712,062)(C)    $11,401,623
    Kiosk income                                                633,646               -              -            633,646
    Interest income                                              17,722               -              -             17,722
                                                       ----------------- --------------- --------------    ---------------
            Total revenues                                   11,803,553       1,961,500     (1,712,062)        12,052,991

DIRECT COSTS                                                  6,749,179       1,359,587     (1,712,062)(C)      6,396,704
                                                       ----------------- --------------- --------------    ---------------
GROSS MARGIN                                                  5,054,374         601,913              -          5,656,287
                                                       ----------------- --------------- --------------    ---------------

GENERAL AND ADMINISTRATIVE EXPENSES
    Wages and employee benefits                               2,069,018          83,672        188,000 (E)      2,340,690
    Travel and entertainment                                    237,954          59,835              -            297,789
    Consulting and professional                                 563,991          20,571        233,700 (D)        818,262
    Advertising                                                  83,156          90,301              -            173,457
    Depreciation and amortization                               434,293          12,173      1,520,660 (A)      1,967,126
    Bad debt expense                                            180,774               -              -            180,774
    Postage and printing                                        159,633               -              -            159,633
    Rent                                                        130,189          15,133              -            145,322
    Interest                                                      7,861               -      1,287,581 (B)      1,295,442
    Office supplies                                              65,521           7,129   .                        72,650
    Telephone and Internet costs                                106,754          40,057              -            146,811
    Other expenses                                              189,118          17,736              -            206,854
                                                       ----------------- --------------- --------------    ---------------
         Total general and administrative expenses            4,228,262         346,607      3,229,941          7,804,810
                                                       ----------------- --------------- --------------    ---------------
Net income (loss) before provision for income taxes             826,112         255,306     (3,229,941)        (2,148,523)

Provision for income taxes                                            -               -              -                  -
                                                       ----------------- --------------- --------------    ---------------

Net income (loss)                                           $   826,112     $   255,306    $(3,229,941)       $(2,148,523)
                                                       ================= =============== ==============    ===============

Basic income (loss) per share of common stock               $      0.07     $    255.31    $         -        $     (0.18)
                                                       ================= =============== ==============    ===============
Diluted income (loss) per share of common stock             $      0.06     $    255.31    $         -        $     (0.15)
                                                       ================= =============== ==============    ===============
Weighted average number of shares outstanding-basic          12,208,138           1,000              -         12,208,138
                                                       ================= =============== ==============    ===============
Weighted average number of shares outstanding-diluted        14,617,459           1,000              -         14,617,459
                                                       ================= =============== ==============    ===============

Notes to Unaudited Pro Forma Combined Financial Statements


Note A - Basis of Presentation - On June 29, 2001, NBG Radio Network, Inc. (NBG or the Company) acquired all of the common stock of Glenn Fisher Entertainment Corporation (GFEC) for $5,280,425 and, as of the date of the acquisition, GFEC became a wholly owned subsidiary of NBG. The unaudited pro forma financial information has been prepared using the purchase method of accounting and is based on the historical financial statements of NBG and GFEC assuming the acquisition had been concluded at the beginning of the periods presented. The unaudited pro forma financial statements combine GFEC's balance sheet as of June 30, 2001 with the balance sheet of NBG as of May 31, 2001; GFEC's statement of income for the six months ended June 30, 2001 with NBG's statement of income for the six months ended May 31, 2001; and, GFEC's statement of income for the year ended December 31, 2000 with NBG's statement of income for the year ended November 30, 2000. Certain amounts in the historical financial statements of GFEC have been reclassified and adjusted to conform with NBG's historical financial presentation. All inter-company transactions have been eliminated. The pro forma adjustments represent management's best estimate based on available information at the present time. These adjustments may change as additional information becomes available.

Under the purchase method of accounting, the assets acquired and liabilities assumed by NBG have been recorded at their respective fair market values at the effective date of acquisition as follows:

Goodwill                                               $ 3,792,689
Identifiable intangibles (contract rights)               1,518,688
Assets                                                     733,287
Liabilities                                               (764,239)
                                                       ------------
        Total consideration for GFEC                   $ 5,280,425
                                                       ============

Cash paid in acquisition of GFEC at closing            $ 4,700,000
Cash paid in acquisition of GFEC as deposit              $ 300,000
Liability accrued in acquisition of GFEC                   280,425
                                                       ------------
        Total consideration for GFEC                   $ 5,280,425
                                                       ============

Identifiable intangible assets (contract rights) of $1,518,688 have been recognized and will be amortized over the lives of the underlying assets, which have a weighted average life of 2.5 years. Goodwill, the excess of the purchase price over the fair value of the assets acquired and liabilities assumed, have been recorded at $4,521,667 (including $728,978, as discussed in "Note C"). Amortization of goodwill and other intangible assets will result in a charge to pro forma earnings of approximately $856,000 for the first 6 months and approximately $1,500,000 for the first 12 months.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No 142, Goodwill and Other Intangible Assets, which will become effective for fiscal years beginning after December 15, 2001. Under the new accounting pronouncement, goodwill (and intangible assets deemed to have indefinite lives) will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets, including recorded contract rights, will continue to be amortized over their useful lives. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets but has not yet determined what the effect of these tests, if any, will be on the earnings and financial position of the Company.

Note B - Long-term Debt - NBG acquired GFEC by purchasing the outstanding stock held by its founder and sole shareholder, Glenn Fisher. The acquisition was financed through a $6.2 million credit facility with MCG Finance Corporation. The credit facility is secured by all of the assets of NBG, including the stock of NBG's subsidiaries, and is structured to allow for the possibility of additional funding of up to $10 million to finance future strategic acquisitions. In exchange for $6.2 million, NBG and GFEC issued MCG Finance Corporation a note with a face value of $6.2 million and a warrant to aquire NBG Common Stock. The fair market value of the warrant is estimated to be $2.15 million. With the proceeds, NBG acquired the stock of GFEC, retired its outstanding line of credit in the amount of $500,000, paid financing fees and costs of $356,617, and received excess cash in the amount of $616,300 to fund any purchase price adjustments and other acquisition costs. Disbursement of the funds was as follows:

MCG credit facility                                              $ 6,200,000

Acquisition price of GFEC
         common stock              $(5,000,000)
Pre-payments by NBG                    300,000
                                   ------------

Paid to GFEC                                      $(4,700,000)
Pay-off of NBG line of credit                        (500,000)
Prepaid loan fees                                    (150,000)
Financing fees and costs                             (233,700)
                                                  ------------
                                                                  (5,583,700)

                                                                 ------------
         Net cash to NBG                                         $   616,300
                                                                 ============

The $5 million acquisition price of GFEC excludes contingent consideration of $280,425 described in Note A.

For the six month period ended May 31, 2001, and the twelve month period ended November 30, 2000, interest expense related to the financing, including deferred interest, was $472,759 and $944,039, respectively. Interest expense recognized for the amortization of the pro rata share allocated to common stock warrants was $166,768 and $343,542, for the six month period ended May 31, 2001, and the twelve month period ended November 30, 2000, respectively.

Note C - Intercompany Transactions - Prior to the acquisition transaction, NBG and GFEC entered into a number of joint business transactions. In its transactions with NBG, GFEC sold to NBG its rights to employment and syndication agreements with radio program personalities or producers pursuant to sales representation agreements. The sales representation agreements were recorded by GFEC as contracts receivable and deferred revenues when the determinable amount of noncancellable agreements were identified. In its transactions with GFEC, NBG recognized its liabilities to GFEC in accordance with the acquired sales representation agreements. The costs of the sales representation agreements were deferred by NBG until such time that they were matched with related programming revenues.

In consolidation, the intercompany contracts receivable and deferred revenue balances of $686,500 recognized by GFEC and the unamortized sales representation agreement costs of $1,653,228 and contract liablilities of $924,250 recognized by NBG were eliminated, resulting in the recognition of $728,978 in additional goodwill.


Note D - Acquisition Costs and Anticipated Cost Savings - In connection with the financing from MCG, NBG incurred financing related costs of $383,700. The costs are primarily related to due diligence and legal costs incurred by the lender, investment banking fees, and loan fees. Although non-recurring in nature, adjustments for these costs are reflected in the unaudited pro forma combined statements of income (loss).

NBG expects to increase pre-tax income by achieving annual cost savings of $855,000, $772,000 and $1,129,000 for the years ending November 30, 2001, 2002 and 2003, respectively, by acquiring GFEC and the rights to the employment, production, and syndication agreements. No adjustments have been included in the unaudited pro forma combined financial information for the anticipated cost savings. There can be no assurance that anticipated operating cost savings will be achieved in the amounts or at the times anticipated.

Note E - Consulting Agreement - As part of the acquisition by NBG, Glenn Fisher, the former president and sole shareholder of GFEC, entered into a three-year consulting agreement with NBG. Terms of the consulting agreement provide for monthly payments of $16,667 to Fisher for the three-year period covered by the agreement.